Form 8-K ECOTALITY, INC. - ECTY Filed: November 23, 2010 Report of unscheduled material events or corporate changes.

Table of Contents

8-K
ITEM 5.02DEPARTURE OF CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS
ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES

EX-99 (Exhibits not specifically designated by another number and by investment companies)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2010

ECOTALITY, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3720
San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(415) 992-3000

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.02	DEPARTURE OF CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS

On November 23, 2010, Ecotality, Inc. (the “Company”) announced that H. Ravi Brar, age 41, has joined the Company as Chief Financial Officer commencing on November 19, 2010.

Mr. Brar most recently served as Executive Vice President and Chief Financial Officer at Exigen Services, Inc., a global software development outsourcing company based in Russia and China, from 2007 to 2010. Prior to that, from 1999 to 2007 he held various executive positions at Pac-West Telecomm, Inc. including Chief Financial Officer and Chief Operating Officer. Before Pac-West, Mr. Brar spent eight years with the Xerox Corporation most recently as Director of Business Development for China, Russia and India from 1998 to 1999 and in other finance, sales and operational roles from 1991 to 1997.  Mr. Brar holds a BS in Managerial Economics from the University of California, Davis and a MBA from the Katz Graduate School of Business at the University of Pittsburgh.

In connection with his appointment, the Company and Mr. Brar entered into an employment agreement which provides for, among other things, an annual base salary of $250,000, and an annual target bonus under the 2010 Ecotality Executive Annual Incentive Plan of 50% of his base salary, the grant of an option to purchase 200,000 shares of the Company’s Class A common stock under the Company’s 2007 Stock Incentive Plan, which will vest at a rate of 25% on each of the first four anniversaries of the grant.  A copy of Mr. Brar’s employment agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Mr. Brar replaces Colonel Barry S Baer, who has served as CFO since December 1, 2006.  In addition, Colonel Baer will continue as member of the Company’s Board of Directors and serve as a consultant to the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

99.1	Press Release

99.2	Resignation Letter for Colonel Barry S. Baer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	November 23, 2010
Jonathan R. Read

/s/ H. Ravi Brar	Chief Financial Officer	November 23, 2010
H. Ravi Brar

RIDER A

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit

99.1	Press Release

99.2	Resignation Letter for Colonel Barry S. Baer